Exhibit 99.1

GlobalSCAPE, Inc. Announces Financial Results for the Third Quarter 2016
Quarterly Revenue Up 15 Percent Compared with Q3 2015
SAN ANTONIO, TX — October 27, 2016 — GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, today announced its financial results for the third quarter 2016, which ended September 30, 2016.
Third Quarter 2016 Financial Highlights:
•
Revenue for the third quarter of 2016 was $8.8 million, an increase of 15 percent when compared with revenue of $7.6 million for the third quarter of 2015. This is the highest revenue quarter in Globalscape’s history.

•	License revenue for the third quarter of 2016 was $3.4 million, an increase of 18 percent when compared to license revenue of $2.9 million for the third quarter of 2015.
•	Revenue for the first nine months of 2016 was $24.4 million, a nine percent increase over the same time period last year.
•	For the third quarter of 2016, the Company’s net income was $1.4 million compared with net income of $1.2 million for the third quarter of 2015.
•	Basic earnings per share was $0.07 for the third quarter of 2016 vs. $0.06 for the third quarter of 2015.
•
Adjusted EBITDA for the third quarter of 2016 was $2.3 million compared with $2.0 million for the third quarter of 2015. Adjusted EBITDA is not a measure of financial performance under GAAP. It should not be considered as a substitute for net income presented on our condensed consolidated statement of operations and comprehensive income or for cash flow from operating activities presented on our condensed consolidated statement of cash flows.

•	The Company had cash, cash equivalents and short-term investments of $20.7 million at September 30, 2016. Other than liabilities for normal trade payables and taxes, the Company has no debt.
Recent Business Highlights:
•
Technology Alliances Activities: As a member of the F5 Networks’ Technology Alliance Program (TAP), Globalscape exhibited and demonstrated its technology at F5 Agility 2016 in Chicago, IL, showcasing EFT Enterprise with High Availability.

•	Company Awards: Over the past quarter, Globalscape was certified as a great workplace by the independent analysts at Great Place to Work®.
•
Product Awards: Globalscape received a number of product excellence awards by the 2016 Golden Bridge Awards for multiple delivery methods of the Company’s core product in Access Compliance and Risk Management (Gold Winner) for Enhanced File TransferTM (EFTTM) and Managed File Transfer (Gold Winner) for EFT Cloud ServicesSM.

Supporting Quote:
Matt Goulet, President and Chief Executive Officer at Globalscape
“No matter the industry, the amount of data that organizations need to collect, access, mine, store and share continues to grow. The need to handle that data in a secure and reliable manner makes Globalscape’s products a trusted solution in enterprise-level sharing of mission-critical information.  With the landscape becoming more complex and varied, we are continually improving our products to meet these changing needs. The third quarter of 2016 was the best quarter in company history, achieving an increase in revenues of 15 percent when compared with the third quarter of 2015. As we invest more in our core EFT platform, we expect to continue to see positive results for Globalscape and most importantly, for our current and future customers.”
Conference Call October 27, 2016 at 4:30 p.m. ET
Globalscape management will hold a conference call on October 27, 2016, at 4:30 p.m. Eastern Time/3:30 p.m. Central Time to discuss financial results and other corporate matters for the third quarter 2016. Those wanting to join may call 888-481-2844 or 719-325-2215 and use Conference ID # 1418344. A live webcast of the conference call will also be available on the Investor Relations page of the Company's website at www.globalscape.com. A webcast replay will be made available on the Company’s website shortly after the call is completed.
About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.globalscape.com or follow the blog and Twitter updates.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “steady,” “dramatic,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2015 fiscal year, filed with the Securities and Exchange Commission on March 3, 2016.
Use of Non-GAAP Measures
The Company uses Adjusted EBITDA (Earnings Before Interest, Taxes, Total Other Income/Expense, Depreciation, Amortization, other than amortization of capitalized software development costs, and Share-Based Compensation Expense) to provide it with a view of cash flow from operations that is supplemental and secondary to its primary assessment of cash flow from operating activities as presented in its condensed consolidated statement of cash flows. The Company uses EBITDA to assess cash flow from our operations prior to considering the cost of financing its business and the effects of income taxes.
Adjusted EBITDA is not a measure of financial performance under GAAP. It should not be considered as a substitute for net income presented on our condensed consolidated statement of operations and comprehensive income or for cash flow from operating activities presented on our condensed consolidated statement of cash flows. Adjusted EBITDA has limitations as an analytical tool and when assessing our operating performance. Adjusted EBITDA should not be considered in isolation or without a simultaneous reading and consideration of our financial statements prepared in accordance with GAAP.
INVESTOR RELATIONS CONTACT
Contact: Casey Stegman
Phone Number: (210) 801-8489
Email: ir@globalscape.com

PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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GlobalSCAPE, Inc.
Condensed Consolidated Balance Sheets
(in thousands except share amounts)
Unaudited

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$17,421	$15,885
Short term investments	3,303	3,254
Accounts receivable (net of allowance for doubtful accounts of $335 and $325 in 2016 and 2015, respectively)	8,870	6,081
Federal income tax receivable	104	290
Prepaid and other expenses	425	511
Total current assets	30,123	26,021

Fixed assets, net	463	498
Capitalized software development costs	3,961	3,982
Goodwill	12,712	12,712
Deferred tax asset	976	940
Other assets	30	60
Total assets	$48,265	$44,213

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$622	$839
Accrued expenses	1,841	1,893
Deferred revenue	13,005	12,000
Income taxes payable	517	127
Total current liabilities	15,985	14,859

Deferred revenue, non-current portion	3,688	3,612
Other long term liabilities	34	44
Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 10,000,000 authorized, no shares issued or outstanding	-	-
Common stock, par value $0.001 per share, 40,000,000 authorized, 21,548,602 and 21,383,467 shares issued at September 30, 2016, and December 31, 2015, respectively	21	21
Additional paid-in capital	20,632	19,583
Treasury stock, 403,581 shares, at cost, at September 30, 2016 and December 31, 2015	(1,452)	(1,452)
Retained earnings	9,357	7,546
Total stockholders’ equity	28,558	25,698
Total liabilities and stockholders’ equity	$48,265	$44,213

GlobalSCAPE, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(In thousands, except per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015

Operating Revenues:
Software licenses	$3,373	$2,852	$8,565	$8,590
Maintenance and support	4,713	4,142	13,843	12,269
Professional services	667	653	2,013	1,531
Total Revenues	8,753	7,647	24,421	22,390
Cost of revenues
Software licenses	873	562	2,303	1,651
Maintenance and support	363	341	1,145	1,057
Professional services	534	605	1,689	1,257
Total cost of revenues	1,770	1,508	5,137	3,965
Gross profit	6,983	6,139	19,284	18,425
Operating expenses
Sales and marketing	2,759	2,289	8,453	7,060
General and administrative	1,638	1,449	5,083	4,629
Research and development	528	646	1,727	1,832
Total operating expenses	4,925	4,384	15,263	13,521
Income from operations	2,058	1,755	4,021	4,904
Other income (expense), net	28	17	88	51
Income before income taxes	2,086	1,772	4,109	4,955
Income tax expense	687	542	1,348	1,585
Net income	$1,399	$1,230	$2,761	$3,370
Comprehensive income	$1,399	$1,230	$2,761	$3,370

Net income per common share -
Basic	$0.07	$0.06	$0.13	$0.16
Diluted	$0.06	$0.06	$0.13	$0.16

Weighted average shares outstanding:
Basic	21,122	20,892	21,061	20,782
Diluted	21,674	21,440	21,640	21,294

Cash dividends declared per share	$0.015	$0.015	$0.045	$0.030

GlobalSCAPE, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	2016	2015
Operating Activities:
Net income	$2,761	$3,370
Items not involving cash at the time they are recorded in the statement of operations:
Bad debt expense	67	147
Depreciation and amortization	1,522	1,116
Share-based compensation	721	482
Deferred taxes	(36)	(320)
Excess tax benefit from share-based compensation	5	(49)
Subtotal before changes in operating assets and liabilities	5,040	4,746
Changes in operating assets and liabilities:
Accounts receivable	(2,856)	(1,690)
Prepaid expenses	86	154
Deferred revenue	1,081	531
Accounts payable	(217)	(757)
Accrued expenses	(52)	10
Other Assets	30	37
Other long-term liabilities	(10)	(5)
Income tax receivable and payable	571	403
Net cash provided by operating activities	3,673	3,429
Investing Activities:
Software development costs capitalized	(1,298)	(1,613)
Purchase of property and equipment	(168)	(108)
Interest reinvested in short and long term investments	(49)	(48)
Net cash (used in) investing activities	(1,515)	(1,769)
Financing Activities:
Proceeds from exercise of stock options	333	417
Excess tax benefit from share-based compensation	(5)	49
Dividends paid	(950)	(626)
Net cash provided by (used in) financing activities	(622)	(160)

Net increase in cash	1,536	1,500
Cash at beginning of period	15,885	11,358
Cash at end of period	$17,421	$12,858

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$776	$1,341

GlobalSCAPE, Inc.
Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net Income	$1,399	$1,230	$2,761	$3,370
Add (subtract) items to determine adjusted EBITDA:
Income tax expense	687	542	1,348	1,585
Interest (income) expense, net	(28)	(17)	(88)	(51)
Depreciation and amortization:
Total depreciation and amortization	513	433	1,522	1,116
Amortization of capitalized software development costs	(450)	(366)	(1,319)	(911)
Stock-based compensation expense	221	167	721	482
Adjusted EBITDA	$2,342	$1,989	$4,945	$5,591